UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2016
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2016, EMCOR Group, Inc. (the “Company”) and EMCOR Group (UK) plc, a wholly-owned subsidiary of the Company (“EMCOR UK”), entered into a Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 3, 2016 with Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof (collectively, the “Lenders”).  The Credit Agreement amends and restates a Fourth Amended and Restated Credit Agreement dated as of November 25, 2013 (the “Former Credit Agreement”), among the Company and EMCOR UK, Bank of Montreal, as Agent, and the lenders listed on the signature pages thereto.  The Former Credit Agreement was filed as Exhibit 4(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 25, 2014.

The Credit Agreement provides (a) for a revolving credit facility under which the Company may borrow up to $900,000,000 and (b) for a term loan to the Company in the amount of $400,000,000.  EMCOR UK may borrow under the revolving credit facility a portion of the $900,000,000 directly from the Lenders, as provided in the Credit Agreement. If the Company so desires it may identify one or more additional lenders (which may include existing Lenders) willing to participate, or increase their participation, in the revolving credit facility, and thereby increase the Company’s maximum borrowings under the revolving credit facility by up to an additional $400,000,000, provided that such additional lender is acceptable, in their reasonable discretion, to Bank of Montreal and each Lender which has outstanding, at the time of the increased commitment, a letter of credit issued by it pursuant to the Credit Agreement.

The Credit Agreement contains financial covenants, representations and warranties and events of default and has a five-year term.  The Credit Agreement is secured by substantially all of the assets of the Company and substantially all of the assets of substantially all of its subsidiaries pursuant to the terms of a Fifth Amended and Restated Security Agreement dated as of August 3, 2016 among the Company, substantially all of its U.S. subsidiaries, and Bank of Montreal, as Agent, (the “Security Agreement”), and pursuant to the terms of a Fifth Amended and Restated Pledge Agreement dated as of August 3, 2016 among the Company, substantially all of its U.S. subsidiaries, and Bank of Montreal, as Agent, (the “Pledge Agreement”).  The Company’s obligations under the Credit Agreement are guaranteed by substantially all of its subsidiaries pursuant to the terms of a Fourth Amended and Restated Guaranty Agreement dated as of August 3, 2016, (the “Guaranty Agreement”).

All outstanding borrowings under the Credit Agreement are due upon expiration of the Credit Agreement on August 3, 2021.  In addition commencing December 31, 2016, the Company is required to make quarterly installments of principal with respect to the term loan each in the amount of $5,000,000.

Borrowings bear interest, at the Company’s option at a margin above LIBOR or the Base Rate, in each case based upon the Company’s leverage ratio (as defined in the Credit Agreement). For LIBOR based borrowings, interest rates will range from 1.0% to 1.75% above LIBOR.   For Base Rate borrowings, interest rates will range between 0.0% and .75% above the Base Rate.  The Base Rate is determined by the greater of (a) the prime commercial lending rate announced by Bank of Montreal from time to time, (b) the federal funds effective rate, plus ½ of 1%, (c) the daily one month LIBOR rate, plus 1.0%, or (d) 0.0%.  The interest rate on the borrowings in effect on August 3, 2016 was 3.75%.

Certain of the Lenders and other parties to the Credit Agreement or their affiliates have provided and in the future may provide, commercial banking, underwriting, lending, investment banking and financial advisory services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which such Lenders, other parties and/or their affiliates may receive customary fees and commissions.

The foregoing description is only a summary of certain provisions of the Credit Agreement, the Security Agreement, the Pledge Agreement and the Guaranty Agreement, and is qualified in its entirety by the terms, as applicable, of each of the foregoing agreements, a copy of each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

As described above in Item 1.01, the Former Credit Agreement is amended and restated in its entirety by the Credit Agreement.  The information provided in Item 1.01 of this Current Report on Form 8-K and Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2013 are incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued by EMCOR Group, Inc. on August 3, 2016, announcing the execution of the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 3, 2016 with Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: August 3, 2016	By:	/s/ Maxine L. Mauricio
Name: Maxine L. Mauricio Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1
Press Release issued by EMCOR Group, Inc. on August 3, 2016, announcing the execution of the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 3, 2016 with Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof